UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 16, 2013

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

176 Route 9 North

Suite 306

Marlboro, NJ 07728

  (Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 16, 2013, Mr. David Cutler was re-appointed Chief Financial Officer of the Company. Mr. Cutler has previously resigned his position on July 17, 2013.

Mr. Cutler (age 58) has more than 30 years of experience in international finance, accounting and business administration. Mr. Cutler was Chief Financial Officer and subsequently Chief Executive Officer of Multi-Link Telecommunications, Inc., a publicly quoted voice messaging business, from 1999 to 2005. Mr. Cutler has been a director and Chief Financial Officer of Discovery Gold Corporation, a publicly quoted mineral exploration company with interests in Ghana, since August 2012 and is the Principal of Cutler & Co., LLC, a PCAOB registered auditing company. Mr. Cutler is the sole officer and a director of the following publicly quoted shell companies: Golden Dragon Holding Co. (formerly Concord Ventures, Inc.), since March 2006, Southwestern Water Exploration Co., since March 2011, Torrent Energy Corporation, since October 2011, Quantech Electronics Corp since May 2012, Capital Resource Alliance, Inc., since September 2012 and Zulu Energy Corporation since April 3, 2012. Mr. Cutler was the sole officer and a director of US Holdings, Inc. (nka California Style Palms, Inc.), a publicly listed shell company, from July 2011 to September 2013, Aspeon, Inc. (nka Aspi, Inc.), a publicly listed shell company, from April 2005 until October 2009 and a director and officer of Atomic Paintball, Inc., a development stage owner and operator of paintball parks, from August 2006 until December 2009. Atomic Paintball, Inc. filed for Chapter 7 in 2009. Mr. Cutler has a Masters degree from St. Catharine’s College in Cambridge, United Kingdom and qualified as a British Chartered Accountant and Chartered Tax Advisor with Arthur Andersen & Co. in London. He was subsequently admitted as a Fellow of the UK Institute of Chartered Accountants. Since arriving in the United States, Mr. Cutler has qualified as a Certified Public Accountant, a Certified Valuation Analyst of the National Association of Certified Valuation Analysts and obtained an executive MBA from Colorado State University.

Mr. Cutler will act in such officer capacity on a part-time basis. The Company and Mr. Cutler have reached an oral arrangement pursuant to which Mr. Cutler will be compensated at $5,000 per month. Mr. Cutler received a stock option to acquire 500,000 shares of common stock at $0.19 per share.

As of the date of this Report, except as stated herein, the Company has no written or oral agreements with the above officers regarding compensation or any other form of remuneration. There are no family relationships between the above named officers and any other officers and/or directors. Except as stated herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new officers had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which the above named officers are a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Jerry Pane
Name: Jerry Pane
Title: Chief Executive Officer
Date: October 17, 2013